EXHIBIT 16.1

March 7, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Peoples Bancorp of North Carolina, Inc.’s statements included under Item 4.01(a) of its Form 8-K/A filed on March 7, 2024 and we agree with such statements concerning our firm.

/s/ Elliott Davis, PLLC